UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2022, Athenex, Inc., together with certain of its subsidiaries (the “Company”), entered into an Equity Purchase Agreement (the “Agreement”) with TiHe Capital (Beijing) Co. Ltd. (the “Buyer”) pursuant to which the Company agreed to sell 100% of the equity interests in Chongqing Taihao Pharmaceutical Co., Ltd. and Athenex Pharmaceuticals (Chongqing) Limited (the “Equity Interests”) for RMB124.4 million, or approximately $19 million (“Purchase Price”). The Equity Interests primarily represent the Company’s ownership of its active pharmaceutical ingredient (“API”) manufacturing business in China, including the right to operate the Taihao API facility in Chongqing, China, and its lease for the Sintaho API facility in Chongqing, China, with Chongqing Maliu Riverside Development and Investment Co., LTD (“CQ”).

At the closing of this transaction (“Closing Date”) the Buyer will pay at least 70% of the Purchase Price to the Company in cash. The remainder of the Purchase Price will be paid in cash, with 20% of the Purchase Price to be paid within three months after the Closing Date and the remaining balance of the Purchase Price to be paid within six months after the Closing Date. On the Closing Date, the Company and the Buyer are expected to enter into a supply agreement and an agreement granting the Buyer the right of first negotiation for certain of the Company’s products in China.

The closing of this transaction is subject to closing conditions, including obtaining the approval of CQ and the consent of certain governmental authorities in China, and other customary closing conditions. Either party may terminate the Agreement if closing has not occurred by September 30, 2022, or a later date as agreed upon by the Company and the Buyer. In addition, the Agreement contains various representations and warranties, information rights, non-financial covenants, indemnification obligations, closing conditions and other provisions that are customary for a transaction of this nature.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022 and is incorporated herein by reference.

The Company issued a press release announcing this transaction on July 11, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The above description of the Agreement has been included to provide information regarding the terms of the Agreement. It is not intended to provide any other information about the Company or the Buyer. The Agreement contains representations and warranties of the parties thereto that were made solely for the benefit of the other parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. In addition, such representations and warranties may apply a contractual standard of materiality that is different from that generally applicable to stockholders. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Agreement and should not be relied upon as a disclosure of factual information relating to the parties thereto or the Company.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements are typically identified by terms such as “continue,” “could,” “expect,” “intend,” “may,” “will,” and similar expressions. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: when or whether the conditions to closing this transaction will be satisfied; our history of operating losses and need and ability to raise additional capital to continue as a going concern; our ability to successfully redirect resources and reduce operating expenses; uncertainties around our ability to enter into new financing agreements; the development stage of our primary clinical candidates, including NKT Cell Therapy and related risks involved in drug development, clinical trials, regulation, uncertainties around regulatory reviews and approvals; the preclinical and clinical results for our drug candidates, which may not support further development of such drug candidates; our ability to successfully demonstrate the safety and efficacy of our drug candidates and gain approval of its drug candidates on a timely basis, if at all; risks related to our ability to successfully integrate the business of Kuur into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as differences in operations, cultures, and management philosophies that may delay successful integration and our ability to support the added cost burden of Kuur’s business; risks related to counterparty performance, including our reliance on third parties for success in certain areas of our business; risks and uncertainties inherent in litigation, including purported stockholder class actions; risks and uncertainties related to the COVID-19 pandemic and its ongoing impact on our operations, supply chain, cash flow and financial condition; competition; intellectual property risks; risks relating to doing business internationally and in China; prior to the closing of this transaction, the risk of development, operational delays, production slowdowns or stoppages or other interruptions at our manufacturing facility as well as our ability to find alternative sources of supply to meet our obligations and requirements; the risk that our common stock will be delisted from the Nasdaq Global Select Market if we are unable to regain compliance with its continued listing standards, and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from our Investor Relations Department. All information provided in this release is as of the date hereof and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on July 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: July 11, 2022	/s/ Joe Annoni
	Name:	Joe Annoni
	Title:	Chief Financial Officer